Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 102 to the Registration Statement on Form N-1A of Fidelity Select Portfolios: Automotive Portfolio, Construction and Housing Portfolio, Consumer Discretionary Portfolio, Leisure Portfolio, Multimedia Portfolio, and Retailing Portfolio of our report dated April 16, 2013; Consumer Staples Portfolio of our report dated April 18, 2013; Energy Portfolio, Energy Service Portfolio, Natural Gas Portfolio, and Natural Resources Portfolio of our report dated April 15, 2013; Banking Portfolio, Brokerage and Investment Management Portfolio, Financial Services Portfolio, Consumer Finance Portfolio, and Insurance Portfolio of our report dated April 16, 2013; Biotechnology Portfolio, Health Care Portfolio, Medical Delivery Portfolio, Medical Equipment and Systems Portfolio, and Pharmaceuticals Portfolio of our report dated April 15, 2013; Air Transportation Portfolio, Defense and Aerospace Portfolio, Environment and Alternative Energy Portfolio, Industrial Equipment Portfolio, Industrials Portfolio, and Transportation Portfolio of our report dated April 16, 2013; Chemicals Portfolio, Gold Portfolio, and Materials Portfolio of our report dated April 18, 2013; Communications Equipment Portfolio, Computers Portfolio, Electronics Portfolio, IT Services Portfolio, Software and Computer Services Portfolio, and Technology Portfolio of our report dated April 22, 2013; Telecommunications Portfolio, and Wireless Portfolio of our report dated April 18, 2013; and Utilities Portfolio of our report dated April 12, 2013 on the financial statements and financial highlights included in the February 28, 2013 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
April 23, 2013